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                                                                    EXHIBIT 10.3

                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement (this "Indemnification Agreement"), dated as of December 19, 2001, is entered into by Hanover Direct, Inc., a Delaware corporation (the "Company"), and Richemont Finance S.A., a societe anonyme organized under the laws of the Grand Duchy of Luxembourg ("Richemont").

         WHEREAS, the parties hereto have entered into that certain Agreement, dated as of December 19, 2001 (the "Agreement"), providing for, among other things, the repurchase by the Company of shares of its Common Stock from Richemont in consideration for, among other things, the execution of this Indemnification Agreement by the Company;

         WHEREAS, as an inducement to Richemont to enter into the Agreement, the parties have mutually agreed to enter into this Indemnification Agreement; and

         WHEREAS, without this Indemnification Agreement, Richemont would not have entered into the Agreement;

         NOW, THEREFORE, in consideration of the Agreement and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Indemnification and Payment of Damages by the Company.


         The Company will indemnify and hold harmless (a) Richemont and any individual appointed or designated by Richemont to serve as an officer, employee or member of the Board of Directors of the Company (the "Richemont Designees"),
(b) the stockholders, controlling persons, Affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), agents, attorneys, representatives, employees, officers and directors of Richemont, and
(c) the heirs, executors, administrators, stockholders, controlling persons, Affiliates, officers and directors of each of the foregoing, and will pay to such parties the amount of any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees), reduced by the net amounts actually received from proceeds of insurance by the indemnified party under insurance policies previously in effect, currently in effect or hereafter in effect, for, upon, by reason of, related to, arising out of, or connected in any way with, directly or indirectly (i) any third party claim (including a stockholder's derivative claim) in connection with Richemont's ownership of, or acts or omissions as an owner and holder of, capital stock in, or acts or omissions as a lender to, the Company (including claims asserting breach of any duties that Richemont may have as stockholder or creditor of the Company), (ii) any third party claim (including a stockholder's derivative claim) as a result of any acts or omissions of any Richemont Designee (including claims asserting breach of any duties by any Richemont Designee in his capacity as an officer, employee or member of the Board of Directors of the Company), (iii) any third party claim (including a stockholder's


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derivative claim) in connection with the Agreement and the transactions contemplated thereby, (iv) any breach of any representation or warranty made by the Company in the Agreement or this Indemnification Agreement, (v) any breach of any covenant, agreement or obligation of the Company in the Agreement or this Indemnification Agreement, and (vi) any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, deficiencies, interest, penalties, costs end expenses, including reasonable attorneys' fees, incident to the disposing of any matter which is the subject of the foregoing clauses (i) through (v) ("Claims"); provided, however, that there shall be no indemnification under this Section 1 for any acts or omissions which constitute gross negligence or willful misconduct by an indemnified party. An indemnified party shall repay to the Company any amounts (less any expenses incurred by the indemnified party in connection therewith) actually recovered by the indemnified party to the extent that such later recovery relates directly to a Claim as to which the Company has previously actually indemnified such indemnified party pursuant to this Section 1, such repayment obligation to be limited to a maximum of the amount previously paid by the Company in connection with the relevant Claim.

         2. Procedure for Indemnification - Third Party Claims.

                  2.1 (a) Promptly after receipt by an indemnified party under
Section 1 of this Indemnification Agreement of notice of any claim or the commencement of any proceeding against such indemnified party (in either case a "Proceeding"), such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to promptly notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except and solely to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such prompt notice. The indemnified party will cooperate with the indemnifying party (and its counsel and other agents and representatives), upon request and, to the extent reasonable, on an ongoing basis beginning from the date the indemnified party first receives notice (whether formal or otherwise) of an actual or potential third party claim. The indemnified party's duty of reasonable cooperation includes assisting in its own defense and the indemnifying party's defense (if applicable); providing pertinent information to the indemnifying party as reasonably requested; and providing the indemnifying party with access, upon reasonable request, to pertinent witnesses, documents, real property, tangible things, and evidence; provided that such access is used in a way to minimize disruption to the indemnified party and its business.

                  (b) If any Proceeding referred to in Section 2.1(a) is brought against an indemnified party and such party gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that the indemnifying party wishes (unless the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense of such Proceeding, the indemnifying party will not, as long as such defense is diligently conducted, be liable to the indemnified party under this Indemnification Agreement for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified


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party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Indemnification Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification (provided, however, that the indemnifying party may assume the defense with a reservation of its rights under this Indemnification Agreement for a period not to exceed sixty (60) days); (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of law or any violation of the rights of any individual or entity and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent; and (iv) if the indemnified party refuses to consent to a bonafide offer to compromise or settle such claims which meets the conditions of clauses (A) and (B) of subsection (ii) above and the indemnifying party chooses not to agree to such bonafide offer without the indemnified party's consent, then the indemnifying party's liability with respect to such a Proceeding will be limited to the amount of the bonafide offer to compromise or settle. If notice is given to the indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within fifteen (15) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any good faith compromise or settlement effected by the indemnified party. A failure to provide notice within fifteen (15) days shall not, however, prejudice the indemnifying party's right to assume the defense at a later time.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable possibility that a Proceeding may adversely affect such indemnified party or the indemnified party's Affiliates other than as a result of monetary damages for which the indemnified party would be entitled to indemnification under this Indemnification Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without the indemnifying party's consent (which may not be unreasonably withheld).

                  (d) Each of the parties hereto hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any indemnified party for purposes of any claim that an indemnified party may have under this Indemnification Agreement with respect to such Proceeding or the matters alleged therein, and agrees that process may be served on it with respect to such a claim in the manner set forth in Section 4.4 of this Indemnification Agreement.

         3. Procedure for Indemnification - Other Claims.

         A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         4. General.


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                  4.1 Amendments. Neither this Indemnification Agreement, nor any provision hereof, may be amended, changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the amendment, change, waiver, discharge or termination is sought.

                  4.2 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission (with immediate telephonic confirmation thereafter).

            (a)   If to Richemont:

                  Richemont Finance S.A.
                  35 Boulevard Prince Henri
                  L 1724 Luxembourg
                  Attention:  Mr. Alan Grieve
                  Facsimile No.:  011-4141-711-7138

      with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, NY 10036-6522
                  Attention:  Gregory A. Fernicola, Esq.
                  Facsimile No.: (212) 735-2000

          or (b)  If to the Company:

                  Hanover Direct, Inc.
                  115 River Road, Building 10
                  Edgewater, New Jersey 07020
                  Attention:  Corporate Counsel
                  Facsimile No.:  (201) 272-3199

      with a copy to:

                  Brown Raysman Millstein Felder & Steiner LLP
                  900 Third Avenue
                  New York, NY 10022
                  Attention:  Sarah Hewitt, Esq.
                  Facsimile No.: (212) 895-2900

or at such other address as the Company or Richemont each may specify by written notice to the others in the manner specified herein, and each such notice, request, consent and other communication (including service of process pursuant to Section 4.4 hereof) shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a


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regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

                  4.3 Governing Law. The internal laws, and not the laws of conflicts, of Delaware shall govern the enforceability and validity of this Indemnification Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

                  4.4 Jurisdiction. Except as set forth in Section 2.1(d) hereof, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Indemnification Agreement may be brought only in the courts of the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in such courts or that any such suit, action or proceeding which is brought in such courts has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of such courts. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.2 shall be deemed effective service of process on such party.

                  4.5 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS INDEMNIFICATION AGREEMENT.

                  4.6 Entire Agreement. This Indemnification Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Indemnification Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                  4.7 Waivers. The rights and remedies of the parties to this Indemnification Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Indemnification Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Indemnification Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Indemnification Agreement.

                  4.8 Further Assurances. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents,


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and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Indemnification Agreement.

                  4.9 Severability. If any provision of this Indemnification Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Indemnification Agreement will remain in full force and effect. Any provision of this Indemnification Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  4.10 Counterparts. This Indemnification Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Indemnification Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                  4.11 Section Headings; Construction. The headings of Sections in this Indemnification Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Indemnification Agreement. All words used in this Indemnification Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                  4.12 Successors and Assigns. All the terms and provisions of this Indemnification Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, and their respective successors and assigns.

                  4.13 Third Party Beneficiaries. It is expressly agreed that each of the indemnified parties named in Section 1 hereof (other than Richemont) shall be third party beneficiaries of this Indemnification Agreement and shall be entitled to enforce it in accordance with its terms.

                  4.14 Non-Exclusive Remedy. Nothing set forth in this Indemnification Agreement shall be deemed to be exclusive of any other rights or remedies that any of the parties may have in respect of the subject matter of this Indemnification Agreement, whether by law, contract or otherwise.

          The remainder of this page has intentionally been left blank.



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      IN WITNESS WHEREOF, the parties have executed and delivered this
Indemnification Agreement as of the date first written above.



                                    HANOVER DIRECT, INC.


                                    By:  /s/ Thomas C. Shull
                                      ------------------------------------------
                                       Name:  Thomas C. Shull
                                       Title: President and Chief Executive
                                              Officer


                                    RICHEMONT FINANCE S.A.


                                    By:  /s/ Eloy Michotte
                                       -----------------------------------------
                                         Name:  Eloy Michotte
                                         Title:








                 [Signature page for Indemnification Agreement]


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